Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SEPARATION AGREEMENT AND RELEASE

A. INTRODUCTION

This Separation Agreement and Release (the “Agreement”) is entered into by and between Mark Slicer (“Employee”) and Onto Innovation Inc. (the “Company”) to define the terms of Employee’s separation from the Company on June 12, 2025, (“Separation Date”) and to resolve any dispute that might have arisen between Employee and the Company. In this Agreement, “Employee” includes Employee’s heirs, beneficiaries, executors, successors, assigns, and all others claiming an interest through Employee.

B. THE COMPANY’S PROMISES TO EMPLOYEE

In full consideration for Employee’s execution of this Agreement, including its incorporated release of all claims and Employee’s fulfillment of the promises contained in this Agreement, the Company promises the following:

(1) Separation Pay: Company shall pay Employee an amount that is one (1) times the Employee’s annual Base Salary at the rate in effect on the Separation Date ($477,405.00). This amount shall be paid to Employee in substantially equal installments for a period of twelve (12) months following the Effective Date of this Agreement, in accordance with the Company’s standard payroll practices for senior executives. The term will begin within ten (10) business days after the Agreement becomes effective pursuant to Section F. (9) (ADEA Effective Date). The Separation Pay will be subject to deductions for state and federal income taxes, FICA, etc. as the Company determines appropriate.

(2) Short Term Incentive: Executive will also be entitled to receive a pro rata incentive compensation payment, with a target cash payment of 70% of Employee’s annual Base Salary in effect on the separation date, for the calendar year in which such employment termination occurs under the Company’s Annual Cash Incentive Plan based on actual business and personal performance , pro-rated based on the number of days during the 2025 calendar year that Executive was employed by the Company prior to the Separation Date over the total number of days in the calendar year (the “Pro Rata Bonus”).Payment will be aligned with the typical Executive Bonus payment cycle (approx. March 2026) and be paid in a lump sum and subject to deductions for state and federal income taxes, FICA, etc. as the Company determines appropriate. No additional personal performance factors will be applied to the calculation.

(3) Equity Incentive Plan: With respect to any Employer equity incentive awards (restricted stock units (“RSUs”) and performance share units (“PSUs”):

Exhibit 10.1

RSUs granted to Employee on or before the Separation Date which would have vested during the twelve (12) month period following the Separation Date shall be immediately and fully vested and released as soon as administratively practicable after the effective date of this release agreement.

PSUs granted on or before the Separation Date which would have vested during the twelve (12) month period following the Separation Date, such PSUs vesting on a time basis shall be accelerated and payable as soon as administratively practicable after the effective date of this release agreement as determined by the Company in its discretion. PSUs that are vested subject to performance conditions shall remain subject to such performance conditions and paid after the end of the performance period at the value determined under the applicable performance plan; but in no event later than March 15, 2026. All other equity awards granted to Employee prior to the Separation Date, but with a vest date or performance measurement date subsequent to March 15, 2026, shall be forfeited.

RSU and PSU grants are outlined in Exhibit A.

(4) COBRA Allowance: The Company will provide a lump sum payment in a gross amount of $39,190.65, which is equivalent to twelve (12) months of COBRA coverage (the “COBRA Allowance”) that Employee may use to purchase insurance or to use as Employee otherwise determines. Payment of the COBRA Allowance will be made within ten (10) business days after the Agreement becomes effective (see Section F.(9), ADEA Effective Date). The COBRA Allowance will be subject to deductions for state and federal income taxes, FICA, etc. as the Company determines appropriate.

C. EMPLOYEE’S PROMISES TO THE COMPANY

In consideration of the payment to Employee under Section B., above, which Employee acknowledges constitutes good, sufficient, and valuable consideration, over and above any consideration to which Employee is otherwise entitled, Employee agrees to and promises the following:

(1) General Waiver: Except as otherwise provided herein, Employee waives, releases, and discharges the Company and the other Released Parties (as defined below), from all actions, causes of actions, claims and demands whatsoever, whether in law or in equity, and whether currently known or unknown, arising from or related to any act, omission, or thing occurring or existing at the time of or prior to the date of the execution of this Agreement.

(2) Specific Waiver: Employee agrees that the release set forth in Section C.(1) includes, but is not limited to, any and all claims based upon or related to: Employee’s employment with, or separation from, the Company; Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; The Americans with Disabilities Act; The Age Discrimination in Employment Act; The Family and Medical Leave Act; The Fair Labor Standards Act; Executive Order 11246; 42 U.S.C. §§ 1981, 1985, 1988; the Employee Retirement Income

Exhibit 10.1

Security Act (ERISA); the Constitution of the Commonwealth of Massachusetts; the Massachusetts Law regarding Equal Rights and Remedies for the Elderly and Persons with Disabilities; the Massachusetts Age Discrimination Law; the Massachusetts Equal Pay Act; and Maternity Benefits Law the Massachusetts Equal Rights Act; the Massachusetts Civil Rights Act; M.G.L. c. 93H; M.G.L. c. 214 Sec. 1B; M.G.L. c. 272 Sec. 99; the Massachusetts Occupational Safety and Health Laws; the Massachusetts Wage and Hour Laws; the Massachusetts Payment of Wages Laws; Massachusetts’ Act Relative to Domestic Violence; the Massachusetts Small Necessities Leave Act, the Massachusetts statutory provision regarding discrimination and retaliation for filing a workers’ compensation claim; Massachusetts Fair Employment Practices Act; the Massachusetts Earned Sick Time Law; the Massachusetts Paid Family and Medical Leave Act; the Massachusetts Health Care Whistleblower Statute; the Massachusetts Wage and Hour, Overtime, and Wage Payment Laws, including but, not limited to M.G.L. c. 149, § 1, et. seq., M.G.L. c. 151, § 1, et. seq., and M.G.L. c. 136, et. seq.; actual or alleged violations of any federal, state, or local law that prohibits wrongful termination, discrimination, harassment, or retaliation; claims for compensation of any kind; claims for attorneys’ fees and costs; and all other claims arising under any federal, state, or local constitutional law, statutory law, common law, regulations, ordinances, or equity, contract, or other source of law. . Nothing in this Agreement shall affect the Employee’s right to file or participate in an investigative proceeding with the Equal Employment Opportunity Commission or any other federal, state, or local agency. Employee specifically acknowledges that, by executing this Agreement, Employee is releasing any and all claims Employee has, or may have, under the Massachusetts Wage Act, Overtime Law, or Wage Payment Laws—including any claim for alleged unpaid wages and/or treble damages—and Employee’s release of such claims is stated in clear and understandable terms, is plainly worded, and Employee understands Employee is specifically waiving any rights or claims Employee has, or may have, against the Released Parties (as defined below) under the Massachusetts Wage Act, Overtime Law, or Wage Payment Laws.

(3) Unknown Claims: Employee agrees that the release set forth in Sections C.(1) and C.(2) specifically include any and all claims, demands, obligations, and/or causes of action that have, through ignorance, oversight, or error, been omitted from the terms of this Agreement. Employee makes this waiver with the full knowledge of Employee’s rights and with specific intent to release both known and unknown claims. Employee understands that this Agreement does not release any right to challenge the knowing and voluntary nature of any ADEA waiver of claims as amended by the Older Workers Benefit Protection Act.

(4) Excluded Claims and Rights: Excluded from the release set forth above are any claims for breach of this Agreement, rights to vested benefits under any applicable retirement, welfare, equity or pension plans/agreements, rights to defense and indemnification for actions taken by Employee, if any, in the normal course and scope of Employee’s employment with the Company, and any other claims that cannot be waived by law, including but not limited to the right to file a charge or complaint with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”), or any other federal, state, or local governmental agency charged with the enforcement of any law (collectively, the “Governmental Agencies”).

Exhibit 10.1

Governmental Agencies have the authority to carry out their statutory duties, which may include investigating charges and complaints, issuing determinations, filing a lawsuit in federal or state court, or taking any other action authorized under applicable statute or regulation. Employee retains the right to participate in any such action or proceeding and to communicate with such Governmental Agencies, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies. Employee’s rights as described in this Paragraph are not limited by any confidentiality or non-disparagement obligation under this Agreement.

(5) “Released Parties” include: (a) Onto Innovation Inc.; and (b) each of its past, present, and future parents, subsidiaries, divisions, partnerships, affiliates, and other related entities (closely or remotely connected); and (c) each of their past, present, and future owners, directors, officers, trustees, fiduciaries, shareholders, administrators, agents, employees, partners, members, associates, and attorneys; and (d) the predecessors, successors, and assigns of each of the foregoing persons and entities.

(6) Employee Confirmations: Employee confirms that Employee has not suffered any on-the-job injuries or illnesses for which Employee has not already filed a workers’ compensation claim, has no known occupational diseases, has not filed any legal proceeding(s) against any of the Released Parties, is the sole owner of the claims released herein, has not transferred any such claims to anyone else, and has the full right to grant the releases and agreements in this Agreement. By accepting any payments or benefits paid or granted to Employee pursuant to Section B. of the Agreement, Employee acknowledges and agrees that Employee has been given an adequate opportunity to advise the Company’s human resources, legal, or other relevant management division, and has so advised such division in writing, of any facts of which Employee is aware that constitute or might constitute a violation of any ethical, legal, or contractual standards or obligations of the Company.

(7) No Claim for Leave or Compensation: Employee confirms that Employee has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which Employee is entitled, except as provided by this Agreement. Employee understands and acknowledges that Employee is not entitled to any severance benefits pursuant to any severance policy or plan. This Agreement does not, however, supersede any retirement income benefit to which Employee is eligible.

(8) No Future Application for Employment: Employee agrees that when Employee’s employment with the Company is over, Employee will not seek employment with the Company or any of the Released Parties. If Employee seeks such employment, the Company and/or the Released Parties may require Employee to repay the Separation Pay that Employee received pursuant to Section B.(1) of this Agreement.

(9) Return of Company Property: Employee promises that, immediately following Employee’s Separation Date, Employee will return all the Company’s property of any type that Employee has in Employee’s possession. This includes any files, documents, product

Exhibit 10.1

samples, keys, handbooks, manuals, computer printouts, computer disks, other electronic data, copies of any of the above items, and any other form of the Company’s property whatsoever.

(10) Confidentiality: Employee agrees to keep the monetary amounts provided under this Agreement strictly confidential unless compelled to disclose the amounts pursuant to any legal or administrative proceedings. Employee, however, may disclose the amounts to Employee’s spouse, attorney, and tax or financial advisors, after first informing them of this confidentiality requirement.

(11) Non-Disparagement: Employee covenants and agrees that for a period of three (3) years from the Effective Date, and except as required in connection with any testimony to any government agency or in connection with any legal proceedings, Employee shall not, directly or indirectly, in public or private, disparage, or make any remarks that would reasonably be expected or construed to defame or disparage, the Company or any of its executives, employees, or members of its Board, nor shall Employee assist any other person, firm or company in so doing.

(12) Tax Indemnification and Code Section 409A: Employee agrees that the Company offers no opinion on the taxability of payments to Employee under Section B. of this Agreement. Employee agrees that Employee is solely responsible for the payment of all taxes owed by Employee and for the penalties and interest owing or determined to be owed by any appropriate taxing authority and that Employee will indemnify the Company for the same. Although the Company does not guarantee to Executive any particular tax treatment relating to the payments and benefits paid in accordance with the terms and conditions of this Agreement, it is the intent of the parties that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be administered and interpreted to be in compliance therewith. Each payment under this Agreement shall be deemed a separate payment for purposes of Code Section 409A. The parties agree to reasonably cooperate to take all further actions necessary to satisfy the requirements of Code Section 409A.

(13) Applicable Deductions: To the extent permitted by applicable law, any amounts due or payable to Employee under this Agreement will be subject to deductions for any amounts owed by Employee to the Company, including, but not limited to, any outstanding advances, loans, or other money owed.

(14) Restrictive Covenants. Non-Competition. Employee covenants and agrees for a period of twelve (12) months after the cessation of Employee’s employment, Employee will not, directly or indirectly, engage in, assist, or have any active interest or involvement whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder or other equity holder (excluding holdings of less than 2% of the stock of a public company), partner, proprietor or any type of principal whatsoever in any person, firm, or business entity which, directly or indirectly, is engaged in “Competitive Business” with the

Exhibit 10.1

Company. In the event Employee has breached his fiduciary duty to the Company, or has taken, physically or electronically, confidential or proprietary Company information, the twelve (12) month period described above shall instead be twenty-four (24) months from the end of the Employment Term.

For purposes of this Agreement, “Competitive Business” with the Company means (1) any activity which involves the sale, distribution, design and/or manufacturing of precision film thickness measurement instruments, defect and yield metrology tools, advanced packaging lithography equipment or data analysis systems for use in the semiconductor manufacturing industry, within any geographical area in which the Company engages in business. Employee acknowledges and agrees that, in his role as CFO, he had a material presence or influence in any geographical area in which the Company engages in business.

The Parties agree that the consideration set forth in Section B sets for sufficient compensation for the restrictive covenants.

Non-Solicitation.Employee covenants and agrees that for twenty four (24) months following the Separation Date, Employee shall not, directly or indirectly through another person or entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee of the Company, including without limitation, inducing or attempting to induce any employee, group of employees or any other person or persons to interfere with the business or operations of the Company, (ii) hire any person who was an employee of the Company at any time during the one (1) year period prior to the termination of Employee’s employment, or (iii) induce or attempt to induce, whether directly or indirectly, any customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, licensee or business relation and the Company.

Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company. Employee acknowledges that a breach of the covenants set forth in this Section B (14) will cause irreparable damage to the Company with respect to which the Company’s remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this Section B (14) by Employee, Employee and the Company agree that the Company shall be entitled, in addition to remedies otherwise available to it at law or equity (including without limitation ceasing any payments under this Agreement and recovering back any payments then made, to injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and Employee hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction.

The parties acknowledge that the type and periods of restriction imposed in Section B (14) are fair and reasonable and are reasonably required for the protection of the Company; and that the time, scope and other provisions of this Section B (14) have been specifically negotiated by the parties. Employee specifically acknowledges that the restrictions

Exhibit 10.1

contemplated by this Agreement will not prevent him from being employed or earning a livelihood. If in any judicial proceeding, a court shall hold that any of the covenants set forth in this Section B (14) are not permitted by applicable laws, Employee and the Company agree that such covenants shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

Notwithstanding any other provision of this Agreement, nothing contained in this Section B (14) is intended to or shall in any way limit or prohibit Employee or waive any right of Employee, without any notice to or authorization or consent of the Company, to initiate or engage in any communications with, respond to any inquiries from, or otherwise provide any information to, any federal or state regulatory, self-regulatory or enforcement agency or authority regarding possible violations of federal or state law or regulation including without limitation to the EEOC or any similar state agency or under any whistleblower provisions of federal or state law or regulation, or to testify truthfully in any civil litigation.

(15) Satisfaction of All Obligations: Except as otherwise provided herein, Employee agrees that all obligations of the Company and the other Released Parties under any and all plans, agreements, policies, and/or practices have been satisfied or exceeded by the payments described in Section B., above.

(16) Non-Disclosure of Confidential Information: Employee recognizes and acknowledges that Employee had access to confidential or proprietary information concerning the Company, the Released Parties, and/or entities affiliated with the Company, of a special and unique value which is not in the public domain or otherwise generally known in the industry and which may include, without limitation, (i) books and records relating to operation, finance, and accounting; (ii) policies and matter relating particularly to sales and marketing, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the “Protected Information”). Employee therefore agrees that Employee will not make any independent use of, or disclose to any other person or organization (except as authorized in writing by the Company) any of the Protected Information. The Employee also recognizes and agrees that Employee’s duty not to disclose Company trade secrets survives this Agreement.

Pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state or local government official or attorney, for the sole purpose of reporting, or investigating a violation of the law. Employee understands that Employee may disclose trade secrets in a complaint or other document filed in a lawsuit, or other proceeding if such filing is made under seal. Finally, Employee understands that if Employee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret in the court proceeding if the Employee files any document containing the trade secret under seal and does not disclose the trade secret,

Exhibit 10.1

except pursuant to court order. Employee understands that this paragraph is not intended and does not limit in any way Employee’s duties and obligations to the Company under statutory and common law not to disclose or make personal use of such Protected Information, or any of the Company’s trade secrets.

(17) Post-Employment Truthful Testimony: Employee agrees that Employee will be reasonably available for and provide truthful and accurate sworn testimony in the form of deposition, affidavit, and/or court testimony if such testimony becomes necessary in responding to, defending against, and/or addressing any charge, complaint, or claim filed by any person employed or formerly employed by the Company, or any third-party agency or entity. The Company will not compensate Employee for any such testimony or the time involved in preparing for or providing such testimony; however, the Company will reimburse Employee for reasonable out-of-pocket expenses (e.g., transportation), including reasonable attorneys’ fees, incurred as a result of the assistance, unless such remuneration would be inappropriate or otherwise prohibited under applicable law.

D. EMPLOYEE’S SPECIFIC RELEASE OF AGE DISCRIMINATION IN

EMPLOYMENT ACT CLAIMS

(1) Waiver of ADEA Claims: Employee acknowledges that this Agreement includes a release and waiver of any and all claims of age discrimination Employee may have under the Age Discrimination in Employment Act (ADEA) and the Older Worker Benefits Protection Act. Employee understands that Employee is not releasing any ADEA claims that arise after Employee signs this Agreement.

(2) Consideration for Waiver of ADEA Claims: The parties agree that the promises set forth in Section B. are being provided, in part, in exchange for Employee’s knowing and voluntary release and waiver of all rights and claims Employee has or may have arising under the ADEA.

(3) Consideration Period: Employee acknowledges that the Company has advised Employee, in writing, to consult with an attorney prior to executing this Agreement, and that the Company provided Employee with at least twenty-one (21) days to review and consider this Agreement before executing it. Employee agrees that, if Employee executes this Agreement prior to the end of the twenty-one (21) day period, such early execution was a knowing and voluntary waiver of Employee’s right to consider this Agreement for at least twenty-one (21) days.

(4) Right to Revoke ADEA Claims: Employee and the Company agree that, for a period of seven (7) calendar days following the execution of this Agreement, Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired without Employee exercising the right to revoke. If Employee wishes to revoke, Employee must do so by confirmed delivery of written notice of revocation to Thomas Bauer, 16 Jonspin Road Wilmington, MA,

Exhibit 10.1

Thomas.Bauer@ontoinnovation.com, no later than the seventh (7th) day following Employee’s execution of this Agreement.

(5) Binding Effect of Other Terms: All other terms and conditions of this Agreement shall be binding and enforceable immediately upon Employee’s execution of this Agreement, and shall remain effective regardless of whether Employee revokes Employee’s waiver and release of ADEA rights and claims.

E. MEDICARE REPORTING REQUIREMENTS

Employee affirms that Employee is not currently a Medicare beneficiary and that Employee has not received any Medicare benefits for medical services or items related to, arising from, or in connection with any released accident, occurrence, injury, illness, disease, loss, claim, demand, or damages that are subject to the Agreement and releases herein. Whether or not the Centers for Medicare & Medicaid Services (CMS) (this term includes any related agency representing Medicare’s interests) determines that Medicare has an interest in the payment to Employee under this Agreement, Employee agrees to (i) indemnify, defend and hold the Company harmless from any action by CMS relating to medical expenses of Employee, including full satisfaction by Employee of any lien(s) asserted by CMS; (ii) reasonably cooperate with the Company upon request with respect to any information needed to satisfy the reporting requirements under Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, if applicable, including completion of a Medicare Information Authorization Form; and (iii) waive any and all future actions against the Company for any private cause of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A).

F. MISCELLANEOUS TERMS AGREED TO BY THE PARTIES

In exchange for the promises made by and to Employee and the Company, they mutually agree to the following terms:

(1) Resolution of Disputes.

a. Except for disputes arising out of Section B (14) of this Agreement and unless otherwise prohibited by law, any controversy or claim or defense arising out of or relating to this Agreement (other than seeking equitable relief such as specific performance and/or injunctive relief), shall be resolved by binding arbitration before a single arbitrator to be held in Boston, Massachusetts, except as otherwise agreed in writing by the parties, in accordance with the rules and procedures of the American Arbitration Association (“AAA”). Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs, expenses and fees, including, without limitation, attorney’s fees with respect to any such arbitration. The cost of the arbitrator shall be paid by the Company. The arbitrator shall be bound by this Agreement and shall have no authority to add to, subtract from, alter, amend or modify any provision of this Agreement. Judgment upon any resulting arbitration may be entered in any court of competent jurisdiction.

Exhibit 10.1

b. In connection with any dispute arising out of Section B (14) of this Agreement, the parties irrevocably consent to the exclusive jurisdiction and venue of the Business Litigation Section of the Superior Court in Suffolk County, Massachusetts.

c. Other than disputes arising out of Section B (14) of this Agreement, the only exceptions to binding arbitration shall be for claims for medical and disability benefits or other forms of compensation under state workers’ compensation law, claims for unemployment insurance, or other claims that are not subject to arbitration under law, unless Employee voluntarily elects to submit such claims to arbitration.

(2) Severability: If a court refuses to enforce any part of this Agreement, the remainder of the Agreement will not be affected and will remain in force.

(3) Rule of Construction: The language of all parts of this Agreement shall be construed as a whole and according to its fair meaning, and not strictly for or against either party. It is expressly understood and agreed that any rule requiring construction of this Agreement against its drafter shall not be applied in this case.

(4) Choice of Law: The Company and Employee expressly agree that this Agreement shall, in all respects, be interpreted, enforced, and governed under the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules. The parties further agree that Massachusetts shall have exclusive jurisdiction over this Agreement.

(5) Non-Admission of Wrongdoing: This Agreement does not constitute an admission by the Company or Executive of a violation of any federal, state, or local laws. It is further understood and agreed that this settlement is a compromise of a real or potential dispute and that the promises of the Company are not to be construed as an admission of liability, but rather that liability is expressly denied.

(6) Merger Clause: This Agreement contains the entire and only agreement between the Company and Employee regarding the subject matter of this Agreement. Any oral or written promises or assurances related to the subject matter of this Agreement that are not contained in this Agreement are waived, abandoned, and withdrawn, and are without legal effect. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to sign this Agreement, except for those set forth in this Agreement.

(7) Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and personal representatives.

(8) Amendment:This Agreement may not be amended except by written agreement signed by both parties, which specifically refers to this Agreement.

Exhibit 10.1

(9) Effective Date: This Agreement shall not become effective or enforceable until the expiration without exercise of the seven (7) day revocation period described in Section D.(4), above (ADEA Effective Date).

(10) Counterparts: The Parties may execute this Agreement in counterparts, and execution in counterparts shall have the same force and effect as if all Parties had signed the same instrument.

(11) DocuSign: Any Party may execute this Agreement via DocuSign, which the Parties agree is the legal equivalent of a handwritten signature.

G. EMPLOYEE’S ASSURANCES TO THE COMPANY

This Agreement is a legal document with legal consequences. The Company wants to be certain that Employee fully understands the legal effect of signing this Agreement. Employee, therefore, makes the following assurances to the Company:

(1) I have carefully read the complete Agreement.

(2) The Agreement is written in language that I understand.

(3) I understand all of the provisions of this Agreement.

(4) I understand that this Agreement is a waiver of any and all claims I may have against the Company and all the other Released Parties, except as provided herein.

(5) I willingly waive any and all such claims, known and unknown, in exchange for the promises of the Company in this Agreement, which I acknowledge constitute valuable consideration that I am not otherwise entitled to receive. I understand that I am not releasing any claims that arise after I sign this Agreement.

(6) I enter this Agreement freely and voluntarily. I am under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement.

(7) I understand that this Agreement is a contract. As such, I understand that either party may enforce it.

Exhibit 10.1

IN WITNESS WHEREOF, we have hereunto set our hand and seal.

Mark Slicer

/s/ Mark Slicer July 9, 2025

Employee Signature Date

Onto Innovation Inc.

Thoms Bauer

Senior Vice President of Human Resources

/s/ Thomas Bauer July 9, 2025

Date

Exhibit A

LIST OF RSU AND PSU GRANTS WITH VEST AND/OR PERFORMANCE MEASUREMENT DATES PRIOR TO MARCH 15, 2026

Exhibit 10.1

TYPE	GRANT NUMBER	GRANT DATE	VEST DATE
RSU	[***]	02/14/2023	02/14/2026
RSU	[***]	03/01/2024	03/01/2026
RSU	[***]	03/03/2025	03/03/2026
PSU	[***]	02/14/2023	02/14/2026
PSU	[***]	03/01/2024	03/01/2026